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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-172553) pertaining to the Tornier N.V. (formerly known as Tornier B.V.) Amended and Restated Stock Option Plan, Tornier N.V. 2010 Stock Incentive Plan, and Tornier N.V. 2010 Employee Stock Purchase Plan of our report dated March 11, 2011, with respect to the consolidated financial statements and schedule of Tornier B.V. included in this Annual Report (Form 10-K) for the year ended January 2, 2011.

/s/Ernst & Young LLP

Minneapolis, Minnesota
March 11, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm